Exhibit 23

FAX (303) 623-4258

621 SEVENTEENTH STREET	SUITE 1550	DENVER, COLORADO 80293
TELEPHONE (303) 623-9147

CONSENT OF RYDER SCOTT COMPANY, L.P.

We consent to the filing of our summary reserve report dated March 20, 2017, as Exhibit 23 to the PrimeEnergy Corporation annual report on Form 10-K for the year ended December 31, 2016 and to any reference made to us on that form 10-K.

Very Truly Yours,

/s/ Ryder Scott Company, L.P.
Ryder Scott Company, L.P.

Denver, Colorado

April 10, 2017